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                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-4 of BANC ONE CORPORATION of our report dated February 12, 1998 on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1997.

     We also consent to the reference to our firm under the caption "Experts".


                                   COOPERS & LYBRAND L.L.P.



Columbus, Ohio
May 12, 1998